UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MONDELĒZ INTERNATIONAL, INC.

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SHAREHOLDER ENGAGEMENT Spring 2023

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” “potential,” “commitment,” “outlook,” “continue” or any other similar words are intended to identify our forward-looking statements. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in these forward-looking statements. We disclaim and do not undertake any obligation to update or revise any forward- looking statement in this presentation except as required by applicable law or regulation. For important information on forward-looking statements, please see our earnings release for Q4 2022 on our investor website at https://www.mondelezinternational.com/investors. ABOUT OUR ESG GOALS Reported performance against our quantitative ESG goals covers the annual reporting period from January 1 to December 31 of the stated year, and includes manufacturing facilities under our direct and indirect control, and excludes acquisitions since 2018, unless stated otherwise. Where quantitative goals are linked to revenue, coverage is for all Mondelez international revenue (excluding acquisitions since 2018) except Venezuela, for which results are excluded from our consolidated financial statements. Where quantitative goals are linked to operations, coverage is for all operations under the control of our integrated supply chain function (excluding acquisitions since 2018); data for external manufacturing includes estimations, with the exception of data reported on cage-free eggs as eggs procured by third-party external manufacturers for use in manufacturing Mondelēz International finished goods are excluded. Historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. We caution you that these statements are not guarantees of future performance, nor promises that our goals will be met, and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess. In some cases, we may determine to adjust our commitments or goals, or establish new ones to reflect changes in our business, operations or plans. The information included in, and any issues identified as material for purposes of, this document may not be considered material for SEC reporting purposes. In the context of this disclosure, the terms “material” is distinct from, and should not be confused with, such terms as defined for SEC reporting purposes. NON-GAAP FINANCIAL MEASURES All results shared with this presentation are non-GAAP unless noted as “reported”, in which case we are referring to our results on a GAAP basis. Please see GAAP to non-GAAP reconciliations at the end of this presentation for comparable GAAP measures. Refer to the definitions of these measures in our earnings release for Q4 2022 located at https://www.mondelezinternational.com/investors. 2

MONDELĒZ INTERNATIONAL LEADING THE FUTURE OF SNACKING We are one of the world’s largest snack companies, with a strong portfolio of brands enjoyed globally 2 BUSINESS OVERVIEW REVENUE BY MARKET AND CATEGORY Strong positions in our core snacks categories, significant room to grow $31.5B 2022 Net Revenues MDLZ Global Market 1 1 Size Position & Share Europe Biscuits & Baked 9% 12% #2 150+ Snacks Chocolate $120B (12.7%) Countries 11% North America 36% Chocolate % of Net #1 Biscuits % of Net 21% $111B (17.2%) Revenues Sweet & Savory Revenues 50% by Region #3 by Category AMEA Gum & Candy Cakes & Pastries $80B ~91,000 (3.2%) 30% Employees 31% #3 Latin America Other Snack Bars $17B (10%) AS A PART OF OUR EVOLVING STRATEGY, IN 2022 WE ELEVATED SUSTAINABILITY TO BECOME THE FOURTH PILLAR OF OUR STRATEGIC FRAMEWORK ESTABLISHED IN 2018 Execution Culture Sustainability Growth Drive operational Build a winning growth Champion more Accelerate consumer- excellence culture sustainable snacking centric growth 3 1 Source: Euromonitor 2022. 2 Revenue breakdowns are based on 2022 net revenues.

CONSISTENT RESULTS DEMONSTRATE SUSTAINABLE LONG-TERM GROWTH

Effective execution of our long-term strategy led to a successful 2022 in spite of inflationary pressures and macro volatility

OVER 6% ORGANIC NET REVENUE CAGR FROM 2018 THROUGH 2022

LEADER IN ATTRACTIVE CATEGORIES

Leader in attractive and resilient categories, including strong positions across several snack categories with headroom to grow market share

STRONG CORE OF ICONIC BRANDS

Leading brands across core categories of chocolate, biscuits and baked snacks, delighting consumers around the world

ADVANTAGED GEOGRAPHIC FOOTPRINT

Advantaged footprint with ~39% revenues from high-growth emerging markets

MARKETING, SALES & COST MANAGEMENT EXCELLENCE

Clearly defined brand purposes and investment strategy; proven distribution expansion capabilities in emerging markets; cost discipline embedded in organization

TOP TALENT WITH A GROWTH MINDSET

Unique culture that is purposeful and growth minded; established KPIs and incentives rewarding growth

TOTAL SHAREHOLDER RETURN OVER CEO VAN DE PUT'S TENURE[1]


11.9%
7.1%
10.0%
MDLZ
Performance Peer Group² Median
S&P 500

1 Annualized total shareholder return during Dirk Van de Put's tenure (11/20/2017 – 12/31/2022).
2 See 2023 Proxy Statement for companies in the Performance Peer Group.

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�� Proposal 1: Election of the Nine Director Nominees BALANCED AND DIVERSE BOARD ENABLES STRONG OVERSIGHT Our Director Nominees’ considerable career leadership experience at global companies and relevant but differentiated backgrounds enable highly effective, independent Board oversight and rigorous decision making Lewis W.K. Booth Charles E. Bunch Ertharin Cousin 1 Joined 2016 Joined 2012 TENURE DIVERSITY GENDER DIVERSITY Joined 2022 10 years 4-9 years Female Retired Exec. Former EVP & CFO, Founder, President and over Chairman, PPG Ford Motor and CEO, Food Systems 2 Industries, Inc. Company For The Future Institute 3 3 6YRS 33% Average Female Tenure 6 Jorge S. Mesquita Jane Hamilton Nielsen Anindita Mukherjee 4 Male Joined 2012 Joined 2021 Joined 2023 0-3 years Former CEO COO and CFO, Chairwoman and BlueTriton Brands, Ralph Lauren 1 CEO, Pernod Ricard ETHNIC DIVERSITY AGE DIVERSITY Inc. Corporation North America Black 50s 60s 2 5 Michael A. Todman Patrick T. Siewert Dirk Van de Put 2 65YRS 33% Joined 2012 Joined 2020 Joined 2017 Average Ethnic Lead Director 1 Age Diversity Asian Former Vice Chairman & CEO, 6 Chairman, Whirlpool Managing Director & Mondelēz 2 70s Corporation Partner, The Carlyle International, Inc. White Group, L.P. 5 1 As of March 8, 2023.

☑ PROPOSAL 1: ELECTION OF THE NINE DIRECTOR NOMINEES

ROBUST BOARD OVERSIGHT OF E&S RISKS AND OPPORTUNITIES

BOARD OF DIRECTORS

- Oversees ESG-related risks, opportunities, strategy, progress, alignment with purpose and stakeholder interests
- Reviews environmental/social sustainability progress at least twice annually
- Receives reports from Board committees, including on the topics outlined below

PEOPLE & COMPENSATION COMMITTEE

Oversees Human Capital Management and Diversity, Equity and Inclusion (DEI) Priorities

Key areas of E&S oversight include:

1. DEI performance and pay equity
2. Talent development and employee wellness
3. Employee engagement and talent sourcing strategies
4. ESG strategic performance indicators for incentive plans

GOVERNANCE, MEMBERSHIP & SUSTAINABILITY COMMITTEE

Oversees ESG Policies and Programs Regarding Corporate Citizenship, Environmental and Social Sustainability, and Public Policy

Key areas of E&S oversight include:

1. Social and environmental sustainability, including human rights, climate and ingredients
2. Food labeling, marketing and packaging
3. Philanthropic and political activities and contributions
4. Board ESG education and capabilities

AUDIT COMMITTEE

Oversees Safety and Security and ESG-Related Disclosure

Key areas of E&S oversight include:

1. ESG-related disclosure and processes
2. Health, safety and environmental management policies and standards
3. Cybersecurity and information security risk management
4. Legal, compliance and internal controls

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☑ PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR OUR LISTED OFFICERS

INCENTIVE COMPENSATION PROGRAMS TARGET STRETCH PERFORMANCE

PAY ELEMENT	VEHICLE	2022 PERFORMANCE METRICS	2022 OUTCOMES
BASE SALARY	Cash	Market competitive to retain key talent	Our 2022 Incentive Plan outcomes reflect our Board's approach to **setting targets as stretch goals**
ANNUAL INCENTIVE	**100%** At-Risk Cash	**80% Financial Measures** • Organic Volume Growth (15%) • Organic Net Revenue Growth (15%) • Adjusted Gross Profit Growth (35%) • Adjusted Operating Income Growth (15%) • Free Cash Flow (20%) **20% Strategic Progress Indicators (SPI) Goals**[1] -/+ 30% Market Share Overlay	**Annual Incentive** Financial Performance Metrics **earned at 157% of target** Strategic Progress Indicator Goals earned at **125%** (corporate), **124%** (Europe), **140%** (North America), and **106%** (AMEA) of target Total annual incentive (for CEO and NEOs) earned at **60% - 161%**
LONG-TERM INCENTIVE	**75% Performance Share Units** • *3-year cliff vest* • *1-year holding requirement post vesting*	• **25% Organic Net Revenue Growth** • **25% Adjusted EPS Growth** • **50% Relative Total Shareholder Return**	**Long-Term Incentive** 2020 – 2022 PSUs **earned at 158% of target**, reflecting: • Above target Organic Net Revenue Growth • Above target Adjusted EPS Growth • **61st percentile Annualized rTSR**
	25% Stock Options • *3-year ratable vest* • *1-year holding requirement post exercise*	**Stock Price**	
	• Cap PSU payout at target if TSR is negative at end of performance period • Above median performance (55th percentile) to achieve target payout on Relative TSR		

1 Based on our Strategic Progress Indicator (SPI) goals, which are categorized under Snack Leadership and ESG (comprised of Sustainability, Mindful Snacking and Colleagues), each of which is weighted at 50% of the total. For additional detail on our 2022 SPI goals, please see page 77 of our Proxy Statement.

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�� Proposal 5: Proposal requiring independent chair of the Board STRONG INDEPENDENT LEAD DIRECTOR WITH ROBUST RESPONSIBILITIES Independent Lead Director’s substantial authority and responsibilities Patrick T. Siewert protect shareholder interests by promoting strong management oversight Independent Lead Director and accountability (Director since 2012 and Lead Director since 2022) ✓ Serves as a liaison between the independent directors and the Chairman Managing Director & Partner, and CEO The Carlyle Group ✓ Serves as a direct point of contact for shareholders and led engagements with several investors during 2022 ✓ Engages in planning and approving Board meeting schedules and agendas, and reviews materials Maintaining flexibility in board leadership structure is in ✓ Empowered to call meetings of the independent directors or the Board as the best interest of shareholders needed ✓ The Board reviews its leadership structure annually; each year the Lead ✓ Presides over executive sessions of the independent directors without the Director is appointed to a one-year term participation of the Chair and Chief Executive Officer ✓ By-Laws provide necessary flexibility for Board to make thoughtful ✓ Confers with the other independent directors on various Board and decisions about appropriate leadership structure Company matters ✓ Robust Independent Lead Director role with substantive leadership ✓ Serves as an ex officio non-voting member of all Board committees responsibilities ✓ Provides input into the design of the annual Board, committee and director ✓ Corporate governance structures and processes consistent with best self-evaluation process practices that promote effective oversight and accountability ✓ Perform such other duties as the Board may delegate, and has from time- ✓ Continued strong performance under existing leadership structure to-time delegated, to the independent Lead Director If at any time the Board determines it is in the best interests of the Company and its shareholders to have a non-independent Chair, our Corporate Governance Guidelines require the Board to select an Independent Lead Director 8

☒ PROPOSAL 6: ANNUAL BENCHMARKS FOR 2025 CAGE-FREE EGG GOAL; PROPOSAL 7: TARGETS TO ERADICATE CHILD LABOR IN COCOA SUPPLY CHAIN

BUILDING A MORE SUSTAINABLE SNACKING COMPANY

We define our **ESG goals and progress** through the lens of **Snacking Made Right** and we are pursuing our ambition of building a more sustainable snacking company

ENVIRONMENTAL

REDUCING ENVIRONMENTAL IMPACT & SOURCING MORE SUSTAINABLY

Ingredients
Develop signature sourcing programs across key raw materials, including cocoa, wheat and palm oil, to build greater end-to-end resilience in these supply chains

Climate
Combat climate change through science-based targets, using natural resources end-to-end more efficiently and renewably

Packaging
Strive for less and better packaging and improved systems aiming for a circular pack economy

SOCIAL

EMPOWERING PEOPLE & COMMUNITIES

Social Impact
Promote human rights across our value chain and enable empowered communities

DEI
Champion DEI for our colleagues, culture and communities

Consumer Well-Being
Empower consumers with contemporary Well-Being options and choices, mindful snacking habits and portion control

Employee Well-Being
Build a culture that enhances safety, physical and mental Well-Being of our colleagues

RIGOROUS QUANTIFIABLE GOALS DRIVE OUR PROGRESS

Ingredients	Climate	Packaging	Social Impact	Diversity, Equity & Inclusion	Consumer Well-Being	Employee Well-Being
By 2025, **all of the cocoa volume for our chocolate brands sourced through Cocoa Life**[1] By 2030, invest an additional $600 million in Cocoa Life to reach a **$1 billion total investment**	By 2025, reduce end-to-end **CO_{2e} emissions by 10%**, reduce absolute **water usage in priority sites by 10%**, and reduce **food waste in internal manufacturing by 15%**, over 2018 base	By 2025, **100% of packaging** designed to be recyclable By 2025, **5% reduction in virgin plastic**, and **25% reduction in virgin rigid plastic**, over 2020 base	By 2025, **Child Labor Monitoring & Remediation Systems cover 100%** of Cocoa Life communities in West Africa **Spend $1 billion annually with minority- and women-owned businesses** by 2024	By 2024, **double % of women in executive leadership roles**, over 2018 base By 2024, **double % of U.S. Black representation in management**, over 2020 base	By 2025, **20%** snacks net revenue from **portion control snacks** **"Snack Mindfully" portion icon** on all packs by 2025	Severity and Total Accident Rate (TAR): continued aim of **reducing Severity 1 safety incidents to zero**

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1 Based on a mass balance approach, which means that the equivalent volume of cocoa needed for the products sold under our chocolate brands is sourced from the Cocoa Life program.

☒ PROPOSAL 6: PROPOSAL TO PUBLISH ANNUAL BENCHMARKS FOR ACHIEVING COMPANY'S 2025 CAGE-FREE EGG GOAL

CONTINUED REPORTED PROGRESS ON OUR GLOBAL CAGE-FREE EGG GOAL

We **continue to advance our goal of making our global egg supply 100% cage-free by 2025,** and **we already report our progress annually** in our ***Snacking Made Right*** report

WE ARE MAKING AND DISCLOSING PROGRESS TOWARDS OUR GOAL OF 100% CAGE-FREE GLOBAL EGG SUPPLY

We disclose annual progress **toward the goal of making our global egg supply 100% cage-free by 2025**[1, 2]

Since 2020, ~100% of the egg ingredients we procured in the United States and Canada have been cage-free and we are continuing to work with our suppliers in additional markets to source more cage-free eggs[2]

We continue to increase the percentage of cage-free eggs in our products, with **nearly 43% procured globally at year-end 2022** compared to ~27% in 2020[1, 2]

EGGS ARE NOT MATERIAL TO OUR PRODUCT PORTFOLIO

Less than 1% of our overall raw material spend annually is spent on eggs[2]

The overwhelming majority of our product portfolio consists of chocolate, biscuits and baked snacks that **do not contain eggs**[2]

We do not own, raise, transport or process any hens, and do not use eggs in most of our products

WE ARE DRIVING PROGRESS THROUGH INDUSTRY COLLABORATION

We are **working with our suppliers and other relevant stakeholders** towards our goal, and to drive industry-wide progress

We are **part of a joint industry call to the European Union Commission and Members of the EU Parliament** for a phase out of the use of cages in animal farming and a revision of animal welfare legislation to ban the use of cages in the EU

1 Excludes Russia and Ukraine (Russia to be determined and Ukraine by 2027).
2 Excludes eggs procured directly by third-party external manufacturers for use in manufacturing MDLZ finished goods. The term "egg(s)" means egg(s) produced by hens (female chickens).

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☒ PROPOSAL 7: PROPOSAL TO ADOPT PUBLIC TARGETS TO ERADICATE CHILD LABOR IN COCOA SUPPLY CHAIN

OUR EFFORTS TO HELP ADDRESS CHILD LABOR IN THE COCOA SUPPLY CHAIN

Mondelēz is committed to helping address the systemic issue of child labor in the cocoa supply chain and we work actively to help prevent it. We believe our **current disclosure and sustained ongoing efforts to help address this important issue already fulfill the objectives of this proposal**

Transparently Reporting on Our Progress

- **In *Snacking Made Right*, we annually publish our progress toward helping reduce the risk of child labor in the cocoa supply chain**, including reporting against our previously disclosed ambition to have in place Child Labor Monitoring Remediation Systems (CLMRS) covering 100% of our Cocoa Life communities in West Africa by 2025
- **In 2022 we achieved nearly 74% CLMRS coverage of Cocoa Life communities in West Africa**, a substantial increase since 2020, when coverage was ~28%
- We introduced a **dedicated Human Rights Policy** aligned with the United Nations Guiding Principles on Business and Human Rights and we provide annual updates on our work in our **Human Rights Due Diligence & Modern Slavery Report**

Collaborating on Sector-Wide Improvement Efforts

- We believe protecting children requires **collaboration with governments, suppliers, communities, NGO partners, peer companies and multi-sector partners;** we support the work of the World Cocoa Foundation and International Cocoa Initiative
- **We support legislative efforts aimed at enabling practical, proactive and ongoing human rights due diligence**, including the European Commission's Corporate Sustainability Due Diligence directive

Expanding our Investment in Cocoa Life

- **In 2022 we announced an additional investment in Cocoa Life – investing a total of $1 billion by 2030 aimed at securing a supply of more sustainable cocoa**, while pioneering an integrated approach to help tackle the root causes of systemic issues
- Through our increased investment, we are **further enhancing child protection systems** and improving access to quality education in Cocoa Life communities, while continuing to increase the volume of cocoa sourced from the program

Elevating Sustainability in Our Strategy

- **We recently elevated Sustainability to become a pillar in our long-term growth strategy**
- We aim to create long-term value for our business, shareholders and stakeholders by **helping drive positive change at scale across a focused set of ESG priorities, including a more sustainable cocoa supply chain**

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☒ PROPOSAL 7: PROPOSAL TO ADOPT PUBLIC TARGETS TO ERADICATE CHILD LABOR IN COCOA SUPPLY CHAIN

DRIVING CHANGE AT SCALE THROUGH COCOA LIFE

COCOA LIFE: OUR DISTINCTIVE INTEGRATED COCOA SUSTAINABILITY PROGRAM


SUSTAINABLE COCOA FARMING BUSINESSES
EMPOWERED COCOA COMMUNITIES
COCOA LIFE
CONSERVED AND RESTORED FORESTS

Cocoa Life, our multi-faceted, signature cocoa sustainability program launched in 2012, is focused on driving impact at scale and catalyzing ground-breaking sector collaboration to help address systemic human rights and environmental issues. Program focus areas include:

- Enhancing child protection systems
- Enabling access to quality education in Cocoa Life communities
- Working collaboratively to help farmers become more productive so they can increase their income from cocoa

DRIVING CHANGE AT SCALE

~74% COVERAGE IN 2022

Child Labor Monitoring and Remediation Systems coverage in Cocoa Life communities in West Africa versus ~28% in 2020 and ~61% in 2021

~60% INCREASE

Number of farmers supported through the Cocoa Life Program has increased to ~230,000, an increase of ~60% since 2018

EXPANDING OUR GOALS

$1 BILLION

By 2030, **expand our investment by an additional $600 million** to reach a total of a $1 billion investment since the start of the program in 2012

~300,000 FARMERS

By 2030, **increase scale to include ~300,000 farmers**

SOURCING

By 2025, **source all of the cocoa volume for our chocolate brands** through Cocoa Life[1]

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1 Based on a mass balance approach, which means that the equivalent volume of cocoa needed for the products sold under our chocolate brands is sourced from the Cocoa Life program.

WE REQUEST YOUR CONTINUED SUPPORT

The Board values the trust you place in us when you invest in Mondelēz International, and we are committed to delivering on your expectations. We have carefully considered the three shareholder proposals and have met with the proponents to understand their perspectives. We encourage you to vote with us at the 2023 Annual Meeting

ELECTION OF DIRECTOR NOMINEES – RECOMMEND FOR

- ✓ Our Board's relevant and differentiated backgrounds enable highly effective, independent Board oversight and rigorous decision making

SAY ON PAY – RECOMMEND FOR

- ✓ Our compensation structure is closely aligned with our strategy and reflects shareholder feedback
- ✓ Pay outcomes reward long-term value creation

FREQUENCY OF FUTURE ADVISORY VOTES ON SAY-ON-PAY – RECOMMEND ONE YEAR

- ✓ Voting annually provides us with timely, direct input regarding our compensation philosophy, policies and practices

SHAREHOLDER PROPOSAL – RECOMMEND AGAINST REQUIRING AN INDEPENDENT CHAIR OF THE BOARD

- X Current By-Laws allow our Board to make thoughtful decisions about the appropriate leadership structure for the Company
- X Our independent Lead Director role is robust and includes substantive leadership responsibilities
- X Continued strong performance under our existing leadership structure

SHAREHOLDER PROPOSAL – RECOMMEND AGAINST PUBLISHING ANNUAL BENCHMARKS FOR ACHIEVING OUR 2025 CAGE-FREE EGG GOAL

- X We already report annual progress toward the goal of making our global egg supply chain cage-free by 2025[1]
- X Company advocates reporting verifiable progress rather than disclosing prospective interim targets

SHAREHOLDER PROPOSAL – RECOMMEND AGAINST ADOPTING PUBLIC TARGETS TO ERADICATE CHILD LABOR IN COCOA SUPPLY CHAIN

- X We already annually report our progress on our efforts to help address the systemic issue of child labor in the cocoa supply chain
- X We collaborate on sector-wide efforts to address these human rights challenges and improve cocoa farmer livelihoods, which is essential to tackling these systemic issues

1 Excludes Russia and Ukraine (Russia to be determined and Ukraine by 2027). Excludes eggs procured directly by third-party external manufacturers for use in manufacturing MDLZ finished goods. The term "egg(s)" means egg(s) produced by hens (female chickens).

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GAAP TO NON-GAAP RECONCILIATION 1 Net Revenues to Organic Net Revenue For the Twelve Months Ended December 31, 2019 2020 2021 2022 2018 - 2022 CAGR Reported (GAAP) $ 25,868 $ 26,581 $ 28,720 $ 31,496 Divestitures (91) (32) (78) (22) Acquisitions (88) (445) (254) (1,216) Currency 1,127 627 (472) 1,905 Organic (Non-GAAP) $ 26,816 $ 26,731 $ 27,916 $ 32,163 For the Twelve Months Ended December 31, 2018 2019 2020 2021 Reported (GAAP) $ 25,938 $ 25,868 $ 26,581 $ 28,720 Divestitures (165) (91) (32) (78) Organic (Non-GAAP) $ 25,773 $ 25,777 $ 26,549 $ 28,642 % Change Reported (GAAP) (0.3)% 2.8% 8.0% 9.7% 5.0 % Organic (Non-GAAP) 4.0% 3.7% 5.1% 12.3% 6.2% 14 1 In millions of U.S. dollars (unaudited).

COMMITMENT TO BUILDING A MORE SUSTAINABLE SNACKING COMPANY Robust Board Promoting Impactful Strong Financial Oversight and Human Rights, Sustainability Performance Governance Communities Agenda Practices and Colleagues 15 15